Exhibit 5.2

July 23, 2025

Can-Fite BioPharma Ltd.

26 Ben Gurion Street

Ramat Gan 5257346 Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form F-1 (the “Registration Statement”) filed by Can-Fite BioPharma Ltd., an Israeli company (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by the Company of a proposed maximum aggregate offering price of up to $10,437,500 of (A) American Depositary Shares (each an “ADS”), each ADS representing three hundred ordinary shares, no par value, of the Company (the “Ordinary Shares”), (B) warrants (the “Regular Warrants”) to purchase ADSs, (C) pre-funded warrants (the “Pre-Funded Warrants” and together with the Regular Warrants, the “Warrants”) to purchase ADSs, (D) warrants (the “Placement Agent Warrants”) to purchase ADSs issued to the Placement Agent, or its designees (as defined below), and (E) the ADSs underlying the Warrants and Placement Agent Warrants (together with the ADSs, Ordinary Shares, the Warrants, and the Placement Agent Warrants, the “Securities”). The Securities are being registered by the Company, which has engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as the placement agent in connection with a public offering of the Company’s Securities (the “Offering”) pursuant to that certain engagement agreement, dated March 20, 2025, by and between the Company and the Placement Agent (the “Engagement Letter”).

We are acting as U.S. securities counsel for the Company in connection with the Registration Statement. We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion. Because the Warrants and Placement Agent Warrants contain provisions stating that they are to be governed by the laws of the State of New York, we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York. You are separately reviewing an opinion from Doron, Tikotzky, Kantor, Gutman, Amit Gross & Co. with respect to the corporate proceedings and due authorization relating to the issuance of the Securities under Israeli law. For purposes of our opinion, we have assumed that the Securities have been duly authorized and that the ADSs and Ordinary Shares have been duly and validly issued, fully paid and non-assessable.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, (i) the Warrants, if and when issued and paid for in accordance with the terms of the Offering and the Registration Statement, and assuming the due authorization, execution and delivery of the Warrants by the Company in accordance with the terms of a securities purchase agreement among the Company and the purchasers, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms and (ii) the Placement Agent Warrants, if and when issued and paid for in accordance with the terms of the Engagement Letter and the Registration Statement, and assuming the due authorization, execution and delivery by the Company of the Placement Agent Warrants in accordance with the terms of the Engagement Letter, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Greenberg Traurig, P.A. | Attorneys at Law Azrieli Center, Round Tower | 132 Menachem Begin Road, 30th Floor | Tel Aviv, Israel 6701101 | T +1 +972 (0) 3 636 6000 | F +1 +972 (0) 3 636 6010
www.gtlaw.com

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is rendered to you in connection with the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by holders of the Warrants and Placement Agent Warrants currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement and in any Registration Statement pursuant to Rule 462(b) under the Securities Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Greenberg Traurig, P.A.

Greenberg Traurig, P.A. | Attorneys at Law
www.gtlaw.com